                                                                     EXHIBIT 4.1



--------------------------------------------------------------------------------







                            FLOWERS INDUSTRIES, INC.


                                       TO


                             SUNTRUST BANK, ATLANTA

                                     Trustee





                                    INDENTURE


                           Dated as of April __, 1998



                           _____% Debentures due 2028






--------------------------------------------------------------------------------

                            FLOWERS INDUSTRIES, INC.

Reconciliation and Tie Between the Trust Indenture Act of 1939 and Indenture dated as of April __, 1998.


        TRUST INDENTURE ACT SECTION                   INDENTURE SECTION
        ---------------------------                   -----------------
        Section 310(a)(1)..............................     7.9
             ..........................................     7.10
             ..........................................     7.11
             (a)(2)....................................     7.9
             ..........................................     7.10
             ..........................................     7.11
             (a)(3)....................................     Not Applicable
             (a)(4)....................................     Not Applicable
             (a)(5)....................................     7.9
             (b).......................................     7.8
             ..........................................     7.10
             ..........................................     7.11
        Section 311(a).................................     7.13
             (b).......................................     7.13
             (c).......................................     7.13
        Section 312(a).................................     5.1
             ..........................................     5.2(a)
             (b).......................................     5.2(b)
             (c).......................................     5.2(c)
        Section 313(a).................................     5.3(a)
             (b).......................................     5.3(a)
             (c).......................................     5.3(a)
             (d).......................................     5.3(b)
        Section 314(a).................................     14.7
             (b).......................................     Not Applicable
             (c)(1)....................................     14.5
             (c)(2)....................................     14.5
             (c)(3)....................................     Not Applicable
             (d).......................................     Not Applicable
             (e).......................................     14.5
        Section 315(a).................................     7.1
             (b).......................................     6.9
             (c).......................................     7.1
             (d).......................................     7.1
             (d)(1)....................................     7.1(a)
             (d)(2)....................................     7.1(b)
             (d)(3)....................................     7.1(c)
             (e).......................................     6.10
        Section 316(a).................................     6.7
             (a)(1)(A).................................     6.7
             (a)(1)(B).................................     6.7
             (a)(2)....................................     Not Applicable
             (b).......................................     6.4
        Section 317(a)(1)..............................     6.5
             (a)(2)....................................     6.5
             (b).......................................     4.4
        Section 318(a).................................     14.7

Debenture: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS



ARTICLE I             DEFINITIONS.................................................................................1
     SECTION 1.1.     Definitions.................................................................................1

ARTICLE II            ISSUE, DESCRIPTION, EXECUTION,
                      REGISTRATION AND EXCHANGE OF DEBENTURES.....................................................7
     SECTION 2.1.     Designation Amount and Issue of Debentures..................................................7
     SECTION 2.2.     Form of Debentures..........................................................................7
     SECTION 2.3.     Date and Denomination of Debentures; Payments of Interest...................................7
     SECTION 2.4.     Execution of Debentures.....................................................................9
     SECTION 2.5.     Exchange and Registration of Transfer of Debentures:
                      Restrictions on Transfer Depositary.........................................................9
     SECTION 2.6.     Mutilated, Destroyed, Lost or Stolen Debentures............................................12
     SECTION 2.7.     Temporary Debentures.......................................................................13
     SECTION 2.8.     Cancellation of Debentures Paid, Etc.......................................................13
     SECTION 2.9.     Cusip Numbers..............................................................................13

ARTICLE III           REDEMPTION OF DEBENTURES...................................................................14
     SECTION 3.1.     Redemption.................................................................................14
     SECTION 3.2.     Notice of Trustee..........................................................................14
     SECTION 3.3.     Notice of Redemption; Selection of Debentures..............................................14
     SECTION 3.4.     Payment of Debentures Called for Redemption................................................15
     SECTION 3.5.     No Sinking Fund............................................................................15

ARTICLE IV            PARTICULAR COVENANTS OF THE COMPANY........................................................15
     SECTION 4.1.     Payment of Principal, Interest and Redemption Price........................................15
     SECTION 4.2.     Maintenance of Office or Agency............................................................16
     SECTION 4.3.     Appointments to Fill Vacancies in Trustee's Office.........................................16
     SECTION 4.4.     Provisions as to Paying Agent..............................................................16
     SECTION 4.5.     Corporate Existence........................................................................17
     SECTION 4.6.     Stay, Extension and Usury Laws.............................................................17
     SECTION 4.7.     Limitations on Liens.......................................................................17
     SECTION 4.8.     Limitation on Sale and Leaseback Transactions..............................................18
     SECTION 4.9.     Limitation on Consolidation, Merger and Sale of Assets.....................................18

ARTICLE V             HOLDERS' LISTS AND REPORTS BY
                      THE COMPANY AND THE TRUSTEE................................................................19
     SECTION 5.1.     Holders' Lists.............................................................................19
     SECTION 5.2.     Preservation and Disclosure of Lists.......................................................19
     SECTION 5.3.     Reports by Trustee.........................................................................19
     SECTION 5.4.     Reports by Company.........................................................................19

ARTICLE VI            REMEDIES OF THE TRUSTEE AND
                      HOLDERS ON AN EVENT OF DEFAULT.............................................................20
     SECTION 6.1.     Events of Default..........................................................................20

                                       (i)

     SECTION 6.2.     Payments of Debentures on Default; Suit Therefor...........................................22
     SECTION 6.3.     Application of Monies Collected by Trustee.................................................23
     SECTION 6.4.     Proceedings by Holder......................................................................24
     SECTION 6.5.     Proceedings by Trustee.....................................................................24
     SECTION 6.6.     Remedies Cumulative and Continuing.........................................................24
     SECTION 6.7.     Direction of Proceedings and Waiver of Defaults by Majority of Holders.....................25
     SECTION 6.8.     Statement by Officers as to Default........................................................25
     SECTION 6.9.     Notice of Defaults.........................................................................25
     SECTION 6.10.    Undertaking to Pay Costs...................................................................25

ARTICLE VII           CONCERNING THE TRUSTEE.....................................................................26
     SECTION 7.1.     Duties and Responsibilities of Trustee.....................................................26
     SECTION 7.2.     Reliance on Documents, Opinions, Etc.......................................................27
     SECTION 7.3.     No Responsibility for Recitals, Etc........................................................28
     SECTION 7.4.     Trustee, Paying Agents or Registrar May Own Debentures.....................................28
     SECTION 7.5.     Monies to Be Held in Trust.................................................................28
     SECTION 7.6.     Compensation and Expenses of Trustee.......................................................28
     SECTION 7.7.     Officers Certificate as Evidence...........................................................29
     SECTION 7.8.     Conflicting Interests of Trustee...........................................................29
     SECTION 7.9.     Eligibility of Trustee.....................................................................29
     SECTION 7.10.    Resignation or Removal of Trustee..........................................................29
     SECTION 7.11.    Acceptance by Successor Trustee............................................................30
     SECTION 7.12.    Succession by Merger, Etc..................................................................31
     SECTION 7.13.    Limitation on Rights of Trustee as Creditor................................................31

ARTICLE VIII          CONCERNING THE HOLDERS.....................................................................31
     SECTION 8.1.     Action by Holders..........................................................................31
     SECTION 8.2.     Proof of Execution by Holders..............................................................32
     SECTION 8.3.     Who Are Deemed Absolute Owners.............................................................32
     SECTION 8.4.     Company-Owned Debentures Disregarded.......................................................32
     SECTION 8.5.     Revocation of Consents; Future Holders Bound...............................................32

ARTICLE IX            HOLDERS' MEETINGS..........................................................................33
     SECTION 9.1.     Purposes of Meetings.......................................................................33
     SECTION 9.2.     Call of Meetings by Trustee................................................................33
     SECTION 9.3.     Call of Meetings by Company or Holders.....................................................33
     SECTION 9.4.     Qualifications for Voting..................................................................34
     SECTION 9.5.     Regulations................................................................................34
     SECTION 9.6.     Voting.....................................................................................34
     SECTION 9.7.     No Delay of Rights by Meeting..............................................................35

ARTICLE X             SUPPLEMENTAL INDENTURES....................................................................35
     SECTION 10.1.    Supplemental Indentures Without Consent of Holders.........................................35
     SECTION 10.2.    Supplemental Indentures with Consent of Holders............................................36
     SECTION 10.3.    Effect of Supplemental Indenture...........................................................36
     SECTION 10.4.    Notation on Debentures.....................................................................37
     SECTION 10.5.    Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee...................37

                                      (ii)

ARTICLE XI            CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE..........................................37
     SECTION 11.1.    Company May Consolidate Etc. on Certain Terms..............................................37
     SECTION 11.2.    Successor Corporation to Be Substituted....................................................37
     SECTION 11.3.    Opinion of Counsel to Be Given Trustee.....................................................38

ARTICLE XII           SATISFACTION, DISCHARGE AND DEFEASANCE OF INDENTURE........................................38
     SECTION 12.1.    Discharge of Indenture.....................................................................38
     SECTION 12.2.    Applicability of Defeasance Provisions;
                      Company's Option to Effect Defeasance or Covenant Defeasance...............................39
     SECTION 12.3.    Defeasance.................................................................................39
     SECTION 12.4.    Covenant Defeasance........................................................................39
     SECTION 12.5.    Conditions to Defeasance or Covenant Defeasance............................................40
     SECTION 12.6.    Indemnity for Government Obligations.......................................................41
     SECTION 12.7.    Deposited Monies to Be Held in Trust by Trustee............................................41
     SECTION 12.8.    Paying Agent to Repay Monies Held..........................................................41
     SECTION 12.9.    Return of Unclaimed Monies.................................................................41
     SECTION 12.10.   Reinstatement..............................................................................41

ARTICLE XIII          IMMUNITY OF INCORPORATORS,
                      SHAREHOLDERS, OFFICERS AND DIRECTORS.......................................................42
     SECTION 13.1.    Indenture and Debentures Solely Corporate Obligations......................................42

ARTICLE XIV           MISCELLANEOUS PROVISIONS...................................................................42
     SECTION 14.1.    Provisions Binding on Company's Successors.................................................42
     SECTION 14.2.    Official Acts by Successor Corporation.....................................................42
     SECTION 14.3.    Addresses for Notices, Etc.................................................................42
     SECTION 14.4.    Governing Law..............................................................................43
     SECTION 14.5.    Evidence of Compliance with Conditions Precedent; Certificates to Trustee..................43
     SECTION 14.6.    Legal Holidays.............................................................................43
     SECTION 14.7.    Trust Indenture Act........................................................................43
     SECTION 14.8.    No Security Interest Created...............................................................44
     SECTION 14.9.    Benefits of Indenture......................................................................44
     SECTION 14.10.   Table of Contents, Headings, Etc...........................................................44
     SECTION 14.11.   Authenticating Agent.......................................................................44
     SECTION 14.12.   Execution in Counterparts..................................................................45




                                      (iii)

         INDENTURE dated as of April ___, 1998, between Flowers Industries, Inc., a Georgia corporation (hereinafter sometimes called the "Company," as more fully set forth in Section 1.1), and SunTrust Bank, Atlanta, a Georgia banking corporation, as trustee hereunder (hereinafter sometimes called the "Trustee," as more fully set forth in Section 1.1).

                                   WITNESSETH:

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its___% Debentures due 2028 (hereinafter sometimes called the "Debentures"), in an aggregate principal amount not to exceed $200,000,000 and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and made available for delivery by the Trustee or a duly authorized authenticating agent in the manner provided in this Indenture, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and made available for delivery, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplements hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder,"and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control,"when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Attributable Debt" when used in connection with a Sale and Leaseback Transaction involving a Principal Property shall mean, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Debentures pursuant to the Indenture compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

         "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" shall mean Flowers Industries, Inc., a Georgia corporation, and, subject to the provisions of Article XI, shall include its successors and assigns.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures.

         "Comparable Treasury Price" means, with respect to any Redemption Date of the Debentures, (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Consolidated Net Tangible Assets" shall mean the total of all the assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less the following: (a) current liabilities and (b) intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on said balance sheet. Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles applied on a consistent basis and shall be determined by reference to the most recent publicly available quarterly or annual, as the case may be, consolidated balance sheet of the Company.

         "Corporate Trust Office" or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 58 Edgewood Avenue, Atlanta, Georgia, 30302.

         "Custodian" shall mean SunTrust Bank, Atlanta, as custodian with respect to the Debentures in global form, or any successor entity thereto.

         "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

         "Debenture register" shall have the meaning specified in Section 2.5.

         "Debenture registrar" shall have the meaning specified in Section 2.5.

         "Debt" of a Person shall mean all indebtedness of such Person which is for money borrowed.

         "Default" and "default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, DTC until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include such successor.

         "DTC" shall mean The Depositary Trust Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Event of Default" shall mean any event specified in Section 6.1.

         "Funded Debt" shall mean Debt which by its terms matures at, or can be extended or renewed at the option of the obligor to, a date more than twelve months after the date of the Debt's creation, including, but not limited to, outstanding revolving credit loans.

         "Global Debenture" shall mean any Debenture evidenced in global form as described in Section 2.5(b).

         "Government Obligations" shall mean, unless otherwise specified pursuant to this Indenture, securities which are (i) direct obligations of the United States government for which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by, or acting as an agency or instrumentality of, the United States government, the payment of which obligations is unconditionally guaranteed by the United States government, and which, in either case, are full faith and credit obligations of the United States government, and which are not callable or redeemable at the option of the issuer thereof prior to their stated maturity.

         "Holder" or "holder" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular Debenture is registered on the Debenture register.

         "Incur" shall mean to issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, any Debt.

         "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented and shall include the form and terms of the Debentures established as contemplated hereunder.

         "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

         "Lien" shall mean any mortgage or deed of trust, pledge, assignment, security interest, lien, charge, or other encumbrance or preferential arrangement (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "NASD" means the National Association of Securities Dealers, Inc.

         "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by both (a) the Chairman, Vice Chairman, President, the Chief Executive Officer or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) by the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company.

         "Opinion of Counsel" shall mean a written opinion from the general counsel of the Company, who may be an employee of or counsel to the Company, or other legal counsel reasonably acceptable to the Trustee.

         "Outstanding", when used with reference to Debentures, shall, subject to the provisions of Section 8.4, mean, as of any particular time, all Debentures authenticated and made available for delivery by the Trustee under this Indenture, except:

         (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (b) Debentures, or portions thereof, for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, that if such Debentures are to be redeemed, notice of such redemption shall have been given as provided in Article III, or provision satisfactory to the Trustee shall have been made for giving such notice;

         (c) Debentures, except to the extent provided in Sections 12.4 and 12.5, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XII;

         (d) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of
Section 2.6 unless proof satisfactory to the Trustee is presented that any such Debentures are held by bona fide holders in due course; and

         (e) Debentures deemed not outstanding pursuant to Article III.

         "Person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a limited liability company, a company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

         "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that is replaces.

         "Principal Property" shall mean land, land improvement, buildings and associated factory and laboratory equipment used by the Company or any Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories or other materials or supplies, in any case owned or leased pursuant to a capital lease by the Company or any Subsidiary, or any interest of the Company or any Subsidiary in such property (in each case including the real estate related thereto) located within the United States of America.

         "Redemption Date" means any date fixed for the redemption of the Debentures or any portion thereof.

         "Redemption Price" mean , as of any Redemption Date, an amount equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption
Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus _____ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

         "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         "Responsible Officer", when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer its corporate trust matters.

         "Restricted Securities" has the meaning specified in Section 2.5.

         "Sale and Leaseback Transaction" of any Person shall mean an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such Person which has been or is being sold or transferred by such Person more than one year after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other similar amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" shall mean any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the outstanding capital stock (or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, general partners, managers, managing members, managing partners or trustees thereof or, if such persons are not elected, to vote on any matter that is submitted to the vote of all persons holding ownership interests in such entity) is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries; provided, however, that the term Subsidiary does not include (a) Keebler Foods Company and its subsidiaries or (b) any other corporation, association, partnership or other business entity (1) of which the Company owns or controls directly or indirectly less than 80% of such total voting power of the outstanding capital stock and (2) which has outstanding securities that have been registered under the Securities Act or the Exchange Act.

         "Treasury Rate" means, with respect to any Redemption Date for the Debentures, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the Debentures, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 10.3; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trustee" shall mean SunTrust Bank, Atlanta and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

         The definitions of certain other terms are as specified in Sections 2.5 and 3.5.

                                   ARTICLE II

                         ISSUE, DESCRIPTION, EXECUTION,
                     REGISTRATION AND EXCHANGE OF DEBENTURES

         SECTION 2.1. Designation Amount and Issue of Debentures. The Debentures shall be designated as "___% Debentures due 2028." Debentures not to exceed the aggregate principal amount of $200,000,000 upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures to or upon the written order of the Company, signed by its (a) Chairman, Vice Chairman, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

         SECTION 2.2. Form of Debentures. The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

         Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage.

         Any Debenture in global form shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Debenture in global form to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture.

         Payment of any principal of, interest on and Redemption Price in respect of any Debenture in global form shall be made to the holder of such Debenture.

         The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made a part of, this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.3. Date and Denomination of Debentures; Payments of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Debenture shall be dated the date of its authentication and shall bear interest from the applicable date in each case as specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The person in whose name any Debenture (or its Predecessor Debenture) is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except (i) that the interest payable upon redemption (unless the date of redemption is an interest payment date) will be payable to the person to whom principal is payable and (ii) as set forth in the next succeeding sentence. Interest may, at the option of the Company, be paid either
(i) by check mailed to the address of the person entitled thereto as it appears in the Debenture register or (ii) by transfer to an account maintained by such person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term"record date" with respect to any interest payment date shall mean the _______ or _________ preceding said April __ or October __, respectively.

         Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any said April __ or October __ (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of his having been such Holder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below;

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Debenture and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice payment. The Trustee shall promptly notify the Company at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at this address as it appears in the Debenture register, not less than ten
         (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange and automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange and automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.4. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman, Vice Chairman, President, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and attested by the manual or facsimile signature of its Treasurer, Secretary or any of its Assistant Treasurers or Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 14.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

         In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

         SECTION 2.5. Exchange and Registration of Transfer of Debentures:
Restrictions on Transfer Depositary.

         (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.2 being herein sometimes collectively referred to as the "Debenture register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "Debenture registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.2.

         Upon surrender for registration of transfer of any Debenture to the Debenture registrar or any co-registrar, and satisfaction of the requirements for such transfer set further in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

         Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.2. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debentures which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same Debt and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

         All Debentures presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Debenture registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

         Neither the Company nor the Trustee nor any Debenture registrar or any Company registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed or (b) any Debentures or portions thereof called for redemption pursuant to Article III.

         (b) Subject to Section 2.5(d) below, all Debentures shall be represented by one or more Debentures in global form (each, a "Global Debenture") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

         Transfers of interests in the Debentures between any Global Debenture and any other Debenture will be made in accordance with the standing instructions and procedures of the Depositary and its participants. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of such Global Debentures as set forth on the face of the Debenture to reflect any such transfers.

         So long as the Depository or its nominee is the registered owner of the Global Debentures, the Depository shall be considered the sole Holder of any Debentures evidenced by the Global Debenture. Beneficial owners of a Global Debenture will not be considered the owners or Holders for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Debentures. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Debentures.

         All payments on the Global Debentures registered in the name of the Depositary's nominee will be made by the Company through the paying agent to the Depositary's nominee as the registered owner of the Global Debentures. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Debentures are registered as the owners of such Debentures for the purpose of receiving payment of principal and interest on such Debentures and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Debentures to owners of beneficial interests in the Global Debentures. Payments by the Depository or any of its direct or indirect participants to owners of beneficial interests in the Global Debentures will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants or indirect participants.

         Any Debenture in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradeable on the Nasdaq National Market or as may be required for the Debentures to be tradeable on any other market developed for trading of such securities or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicated any special limitations or restrictions to which any particular Debentures are subject.

         (c) As used in this Section 2.5(c) the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Debenture. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.5(b) and in this
Section 2.5(c)), a Debenture in global form may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Debentures in global form. Initially, any Global Debenture shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

         If at any time the Depositary for a Global Debenture notifies the Company that it is unwilling or unable to continue as Depositary for such Debenture, the Company may appoint a successor Depositary with respect to such Debenture. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Debentures, will authenticate and make available for delivery, Debentures in certificated form, in aggregate principal amount equal to the principal amount of such Debenture in global form, in exchange for such Debenture in global form, pursuant to Section 2.5(d) below.

         If a Debenture in certificated form is issued in exchange for any portion of a Global Debenture after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such Debenture, but will be payable on such interest payment date, subject to the provisions of Section 2.3, only to the person to whom interest in respect of such portion of such Global Debenture is payable in accordance with the provisions of this Indenture.

         Debentures in certificated form issued in exchange for all or a part of a Debenture in global form pursuant to this Section 2.5 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall make available for delivery such Debentures in certificated form to the persons in whose names such Debentures in certificated form are so registered.

         At such time as all interests in a Debenture in global form have been redeemed, canceled, exchanged for Debentures in certificated form, or transferred to a transferee who receives Debentures in certificated form thereof, such Debenture in global form shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for Debentures in certificated form, redeemed, repurchased, canceled or exchanged for Debentures in certificated form or transferred to a transferee who receives Debentures in certificated form therefor or any Debenture in certificated form is exchanged or transferred for part of a Debenture in global form, the principal amount of such Debenture in global form shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

         (d) The Company will issue Debentures in definitive form in exchange for the Global Debentures if, and only if, either (1) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (2) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary to issue Debentures in definitive form in lieu of all or a portion of the Global Debentures (in which case the Company shall execute within 30 days of such request, and the Trustee, upon receipt of an Officers' Certificate, shall promptly authenticate and make available for delivery Debentures in definitive form), or (3) the Company determines not to have Debentures represented by a Global Debenture. In any such instance, an owner of a beneficial interest in the Global Debenture will be entitled to have Debentures equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debentures in physical form. Debentures so issued in definitive form will be issued in denominations of $1,000 and whole multiples thereof and will be issued in registered form only, without coupons.

         SECTION 2.6. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

         The Trustee or such authenticating agent may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent of the destruction, loss or theft or such Debenture and of the ownership thereof.

         Every substituted Debenture issued pursuant to the provisions of this
Section 2.6 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.7. Temporary Debentures. Pending the preparation of Debentures in certificated forms, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and make available for delivery temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form (other than in the case of Debentures in global form) and thereupon any or all temporary Debentures (other than any such Debenture in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and made available for delivery hereunder.

         SECTION 2.8. Cancellation of Debentures Paid, Etc. All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Debenture registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. After such cancellation, the Trustee shall, if requested by the Company, deliver such canceled Debentures to the Company. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

         SECTION 2.9. Cusip Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                   ARTICLE III

                            REDEMPTION OF DEBENTURES

         SECTION 3.1. Redemption. The Debentures will be redeemable, in whole or from time to time in part, at the option of the Company on any Redemption Date, upon notice as set forth in Section 3.3, and at the applicable Redemption Price together with accrued interest to, but excluding, the Redemption Date; provided that installments of interest on Debentures which are due and payable on the April __ or October __ falling on or prior to the relevant Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant record date according to their terms and the provisions of this Indenture.

         SECTION 3.2. Notice of Trustee. If the Company elects to redeem Debentures pursuant to Section 3.1, it shall notify the Trustee in writing of the redemption date and the principal amount of Debentures to be redeemed, as least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

         SECTION 3.3. Notice of Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.1 for redemption, it or, at its request, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days before the Redemption Date to each Holder to be redeemed. Such mailing shall be by first class mail to the addresses of the Holders as the same appear on the Debenture register. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

         Each such notice of redemption shall identify the Debentures to be redeemed (including CUSIP number), specify the principal amount of each Debenture to be redeemed, the Redemption Date, the Redemption Price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue, unless the Company defaults in the payment of the Redemption Price. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

         No later than the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.4) an amount of money sufficient to redeem on the Redemption Date all the

Debentures so called for redemption at the appropriate Redemption Price, together with accrued interest to the Redemption Date.

         If fewer than all the Debentures are to be redeemed, the Trustee shall select, by lot, pro rata or in such other manner as the Trustee shall deem fair and appropriate, the Debentures or portions thereof (in integral multiples of $1,000 principal amount) to be redeemed.

         SECTION 3.4. Payment of Debentures Called for Redemption. If notice of redemption has been given as above provided, the Debentures or portions of Debentures with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with interest accrued to the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Debentures at the Redemption Price, together with interest accrued to said date) any interest on the Debentures or portions of Debentures so called for redemption shall cease to accrue and, except as provided in Sections 7.5 and 12.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof and unpaid interest to the Redemption Date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to the Redemption Date; provided that any semi-annual payment of interest becoming due on the Redemption Date shall be payable to the holders of such Debentures registered as such on the relevant record date subject to the terms and provisions of Section 2.2 hereof.

         Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debenture so presented.

         Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of optional redemption during the continuance of a default in payment of the principal of, interest on or Redemption Price in respect of the Debentures or of any Event of Default. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price and, to the extent legally permitted, interest, if any, in respect thereof shall, until paid or duly provided for, bear interest from the Redemption Date at the rate borne by the Debenture.

         SECTION 3.5. No Sinking Fund. The Debentures shall not be entitled to the benefit of any sinking fund.


                                   ARTICLE IV

                       PARTICULAR COVENANTS OF THE COMPANY

         SECTION 4.1. Payment of Principal, Interest and Redemption Price. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, interest on and Redemption Price, if applicable, in respect of each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each installment of interest on the Debentures due on any semi-annual interest payment date may be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the Debenture register or (ii) by transfer to an account maintained by such person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         SECTION 4.2. Maintenance of Office or Agency. The Company will maintain in the City of Atlanta, Georgia, an office or agency where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for redemption and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the City of Atlanta, Georgia.

         The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Atlanta, Georgia, for such purposes. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Trustee as paying agent, Debenture registrar, and Custodian, and each of the Corporate Trust Office of the Trustee and the office of the Trustee in the City of Atlanta, Georgia (which shall initially be 58 Edgewood Avenue, Atlanta, Georgia 30302).

         So long as the Trustee is the Debenture registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.10(a) and the third paragraph of Section 7.11.

         SECTION 4.3. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 4.4.      Provisions as to Paying Agent.

         (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.4:

                  (1) that it will hold all sums held by it as such agent for the payment of the principal of, interest on or Redemption Price in respect of, the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

                  (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of, interest on or Redemption Price in respect of the Debentures when the same shall be due and payable; and

                  (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

         The Company shall, on or before each due date of the principal of, interest on or Redemption Price in respect of the Debentures, deposit with the paying agent a sum sufficient to pay such amounts, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

         (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, interest on or Redemption Price in respect of the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such amounts so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, interest on or Redemption Price in respect of the Debentures when the same shall become due and payable.

         (c) Anything in this Section 4.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

         (d) Anything in this Section 4.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.4 is subject to Sections 12.3 and 12.4.

         SECTION 4.5. Corporate Existence. Subject to Article XI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         SECTION 4.6. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.7.      Limitations on Liens.

         (a) The Company will not, and will not permit any Subsidiary to, Incur any Debt secured by a Lien on any Principal Property or on any shares of stock or indebtedness of any Subsidiary, without making effective provision for securing the Debentures equally and ratably with such Debt.

         (b) The foregoing restrictions will not apply to: (i) Liens on any Principal Property acquired, constructed or improved after the date of the Indenture, which Liens are created within 180 days of such acquisition, construction or improvement, to secure Debt Incurred for the payment of all or any part of the purchase price or the cost of construction or improvement of the Principal Property in an aggregate principal amount not to exceed the fair market value of such property, construction or improvements; (ii) Liens on any Principal Property, shares of stock or indebtedness of a Person existing prior to the time
(A) such Person becomes a Subsidiary of the Company, (B) such Person merges into or consolidates with the Company or a Subsidiary of the Company or (C) a Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Subsidiary of the Company); (iii) Liens on Principal Property securing Debt owed by a Subsidiary to the Company or any other Subsidiary; (iv) Liens on Principal Property in existence on the date of this Indenture; (v) Liens on any unimproved real Principal Property constructed or improved after the date of this Indenture to secure the payment of all or part of the cost of such construction or improvement; (vi) Liens on any Principal Property of the Company or any Subsidiary in favor of governmental bodies; (vii) Liens created by pledges or deposits required in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing obligations to insurance carriers under insurance policies or self-insurance arrangements of the Company or a Subsidiary; (viii) Liens to secure taxes not yet due or which are being contested in good faith by the Company or a Subsidiary; and (ix) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (i) through (viii), so long as such Lien does not extend to any other property and the Debt so secured is not increased.

         (c) Notwithstanding the foregoing, the Company or any Subsidiary may Incur Debt secured by Liens which otherwise would be subject to the foregoing restrictions, in an aggregate amount which, together with all other such Debt outstanding secured by Liens and all Attributable Debt outstanding in respect of Sale and Leaseback Transactions (other than as permitted by clause
(i) under the "Limitation on Sale and Leaseback Transactions" covenant in
Section 4.8), does not exceed 10% of Consolidated Net Tangible Assets.

         SECTION 4.8. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction on any Principal Property (except transactions between the Company and any Subsidiary and transactions for a period not exceeding three years) unless: (i) the Company or such Subsidiary would be entitled to incur a Lien to secure Debt by reason of the provisions described in clauses (i) through
(ix) of Section 4.7(b) in an amount equal to the Attributable Debt of such Sale and Leaseback Transaction without equally and ratably securing the Debentures or
(ii) the Company or such Subsidiary applies within 120 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by its Board of Directors), of the property so leased to (A) the retirement of Debentures or other Funded Debt of the Company or such Subsidiary or (B) the acquisition of property which constitutes a Principal Property.

         SECTION 4.9. Limitation on Consolidation, Merger and Sale of Assets. The Company will not consolidate with, or sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, unless (i) either the Company is the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on the Debentures outstanding under this Indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company and (ii) immediately after such merger or consolidation, or such sale, conveyance or lease, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

                                    ARTICLE V

                          HOLDERS' LISTS AND REPORTS BY
                           THE COMPANY AND THE TRUSTEE

         SECTION 5.1. Holders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each April __ and October __ in each six-month period beginning with the period ending October __, 1998, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Debenture registrar.

         SECTION 5.2. Preservation and Disclosure of Lists.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in
Section 5.1 or maintained by the Trustee in its capacity as Debenture registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 5.1 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

         SECTION 5.3. Reports by Trustee.

         (a) Within sixty (60) days after of each year commencing with the year 1998, the Trustee shall transmit to holders of Debentures such reports dated as of of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company. The Company will notify the Trustee within a reasonable time when the Debentures are listed on any stock exchange and automated quotation system.

         SECTION 5.4. Reports by Company.

         (a) The Company shall file with the Trustee (and the Commission if at any time after this Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within fifteen (15)days after the same is so required to be filed with the Commission.

         Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         (b) The Company will deliver to the Trustee annually, commencing , 1998, a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.


                                   ARTICLE VI

                           REMEDIES OF THE TRUSTEE AND
                         HOLDERS ON AN EVENT OF DEFAULT

         SECTION 6.1. Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

         (a) default in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

         (b) default in the payment of all or any portion of the principal and, if applicable, the Redemption Price, in respect of any of the Debentures as and when the same shall become due and payable, either at maturity, in connection with any redemption pursuant to Article III, by acceleration or otherwise; or

         (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.1 specifically dealt with) continued for a period of sixty (60) days (or such other period specified in the Indenture) after the date on which written notice of such failure shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 8.4; or

         (d) default in the performance, or breach, of any covenant which results in the acceleration of Debt of the Company or any Subsidiary in excess of $10 million and failure of such acceleration to be rescinded or such Debt to be discharged within ten (10) days; or

         (e) failure to pay any amount due and payable in respect of any Debt of the Company or any Subsidiary in excess of $10 million and the failure of such default to be rescinded or such Debt to be discharged within ten (10) days; or

         (f) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

         (g) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 6.1(f) or (g)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 8.4, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal of, and accrued and unpaid interest on, the Debentures, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures to the contrary notwithstanding. If an Event of Default specified in Section 6.1(f) or (g) occurs, the principal amount of, accrued and unpaid interest on and any Redemption Price in respect of, the Debentures, shall ipso facto become due and payable immediately and automatically without any declaration or other act on the part of the Trustee or any Holder.

         This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Debentures and the principal of, interest on and any Redemption Price in respect of any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal amount and any Redemption Price at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.6, and if any and all defaults under this Indenture, other than the nonpayment of the principal amount, any declaration or other act on the part of the Trustee or any Holder, and accrued interest thereon which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.7, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been taken.

         SECTION 6.2. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payment, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of, interest on and any Redemption Price in respect of any Debenture as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, by or under this Indenture declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount that then shall have become due and payable on all such Debentures for principal amount or interest, or both, as the case may be, with interest upon the overdue principal amount and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any reasonable expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of, interest on and any Redemption Price in respect of the Debentures to the registered holders, whether or not the Debentures are overdue.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal or any Redemption Price of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures.

         In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Debentures, and it shall not be necessary to make any Holders of the Debentures parties to any such proceedings.

         SECTION 6.3. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article VI shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

         First: To the payment of all amounts due the Trustee under Section 7.6;

         Second: In case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the persons entitled thereto;

         Third: In case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

         Fourth: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

         SECTION 6.4. Proceedings by Holder. No Holder shall have any right by virtue of or by availing of any provision of this Indenture to institute any proceeding at law or in equity upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.7; it being understood and intended, and being expressly covenanted, by the taker and Holder of every Debenture with every other taker and Holder and the Trustee, that no one or more Holders of Debentures shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 6.4, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any Holder of any Debenture to receive payment of the principal of and any interest on such Debenture on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.5. Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 6.6. Remedies Cumulative and Continuing. Except as provided in
Section 2.6, all powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

         SECTION 6.7. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 8.4 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 8.4 may, on behalf of the Holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Debentures, (ii) a default in the payment of Redemption Price pursuant to Article III or (iii) a default in respect of a covenant or provisions hereof which under Article X cannot be modified or amended without the consent of the Holders of all Debentures then outstanding. Upon any such waiver the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.7, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 6.8. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within five (5) days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

         SECTION 6.9. Notice of Defaults. The Trustee shall, within ninety (90) days after it has knowledge of the occurrence of a default, mail to all Holders, as the names and addresses of such holders appear upon the Debenture register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided, that, except in the case of default in the payment of the principal of or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         SECTION 6.10. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by such holder's acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Debentures at the time outstanding determined in accordance with
Section 8.4, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debenture on or after the due date expressed in such Debenture.

                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

         SECTION 7.1. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                  (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

                  (2) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 8.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

         (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 7.2. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.1:

         (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, Debenture, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

         (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

         (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

         (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

         (g) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture;

         (h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate; and

         (i) The Trustee, any authenticating agent, any paying agent, any Debenture registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of the Debentures, may otherwise deal with the Company with the same rights it would have if it were not Trustee, authenticating agent, paying agent, Debenture registrar or such other agent.

         SECTION 7.3. No Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

         SECTION 7.4. Trustee, Paying Agents or Registrar May Own Debentures. The Trustee, any paying agent or Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent or Debenture registrar.

         SECTION 7.5. Monies to Be Held in Trust. Subject to the provisions of
Section 12.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

         SECTION 7.6. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing by the Company and the Trustee for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, willful misconduct, recklessness, or bad faith on the part of the Trustee or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and reasonable expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

         When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

         SECTION 7.7. Officers' Certificate as Evidence. Except as otherwise provided in Section 7.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness, or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

         SECTION 7.8. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         SECTION 7.9. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

         SECTION 7.10. Resignation or Removal of Trustee.

         (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Section 6.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b)      In case at any time any of the following shall occur:

                  (1) the Trustee shall fail to comply with Section 7.8 after written request therefor by the Company or by any Holder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months; or

                  (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.9, any Holder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after the mailing of such notice of removal to the Trustee, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. In either case, such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

         SECTION 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such Trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 7.6.

         No successor trustee shall accept appointment as provided in this
Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.8 and be eligible under the provisions of Section 7.9.

         Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         SECTION 7.12. Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Debentures either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 7.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).


                                  ARTICLE VIII

                             CONCERNING THE HOLDERS

         SECTION 8.1. Action by Holders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

         SECTION 8.2. Proof of Execution by Holders. Subject to the provisions of Section 7.1, 7.2 and 9.5, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture registrar.

         The record of any Holders' meeting shall be proved in the manner provided in Section 9.6.

         SECTION 8.3. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent and any Debenture registrar may deem the person in whose name such Debenture shall be registered upon the Debenture register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, interest on and Redemption Price in respect of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

         SECTION 8.4. Company-Owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Debentures which a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to
Section 7.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purposes of any such determination.

         SECTION 8.5. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.


                                   ARTICLE IX

                                HOLDERS' MEETINGS

         SECTION 9.1. Purposes of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

                  (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

                  (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII.

                  (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.2; or

                  (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

         SECTION 9.2. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.1, to be held at such time and at such place at a location within 10 miles of the Corporate Trust Office or The City of Atlanta, Georgia, as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.1, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

         Any meeting of Holders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         SECTION 9.3. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place at any location within 10 miles of the Corporate Trust Office or The City of Atlanta, Georgia for such meeting and may call such meeting to take any action authorized in Section 9.1, by mailing notice thereof as provided in Section 9.2.

         SECTION 9.4. Qualifications for Voting. To be entitled to vote at any meeting of Holders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 9.5. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

         Subject to the provisions of Section 8.4, at any meeting each Holder or proxy holder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.2 or 9.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         SECTION 9.6. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 9.2. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 9.7. No Delay of Rights by Meeting. Nothing in this Article IX contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Debentures.


                                    ARTICLE X

                             SUPPLEMENTAL INDENTURES

         SECTION 10.1. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

         (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

         (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XI;

         (c) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

         (d) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;

         (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of the Debentures;

         (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures; or

         (g) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect or maintain the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
10.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 10.2.

         SECTION 10.2. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article VIII) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture with respect to the Debentures or of modifying in any manner the rights of the holders of, the Debentures; provided, however, that no such supplemental indenture shall (i) extend the stated maturity of any Debenture or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or impair or affect the right of any Holder to institute suit for the payment thereof, or any right of repayment at the option of the Holders, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding.

         Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this
Section 10.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 10.3. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article X shall comply with the Trust Indenture Act, as then in effect; provided, that this Section
10.3 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 10.4. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 14.11) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

         SECTION 10.5. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. The Trustee, subject to the provisions of Sections 7.1 and 7.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article X.


                                   ARTICLE XI

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         SECTION 11.1. Company May Consolidate Etc. on Certain Terms. Subject to the provisions of Section 11.2, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; provided, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of, interest on and Redemption Price in respect of all of the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall be acquired or shall have leased such property.

         SECTION 11.2. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, interest on and Redemption Price in respect of all of the Debentures and due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Flowers Industries, Inc. any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XI may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

         In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

         SECTION 11.3. Opinion of Counsel to Be Given Trustee. The Trustee, subject to Sections 7.1 and 7.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article XI.


                                   ARTICLE XII

               SATISFACTION, DISCHARGE AND DEFEASANCE OF INDENTURE

         SECTION 12.1. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal of, interest on and Redemption Price in respect of and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange of Debentures, (ii) rights hereunder of Holders to receive payments of principal of, interest on and Redemption Price in respect of the Debentures and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 14.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

         SECTION 12.2. Applicability of Defeasance Provisions; Company's Option to Effect Defeasance or Covenant Defeasance. Unless pursuant to Section 3.1 either or both of (i) defeasance of the Debentures under Section 12.3 or (ii) covenant defeasance of the Debentures under Section 12.4 shall not be applicable with respect to the Debentures, then the provisions of such Section or Sections, as the case may be, together with the provisions of Sections 12.5 through 12.11 inclusive, with such modifications thereto as may be specified pursuant to
Section 3.1 with respect to such Debentures, shall be applicable to such Debentures, and the Company may at its option by Board Resolution, at any time, with respect to such Debentures, elect to have Section 12.3 or Section 12.4 (unless such Section 12.3 or Section 12.4, as the case may be, shall not be applicable to the Debentures) be applied to such Outstanding Debentures upon compliance with the conditions set forth below in this Article. Unless otherwise specified pursuant to Section 3.1, the Company's right, if any, to effect defeasance pursuant to Section 12.3 or covenant defeasance pursuant to Section
12.4 may only be exercised with respect to all of the Outstanding Debentures.

         SECTION 12.3. Defeasance. Upon the Company's exercise of the option specified in Section 12.2 applicable to this Section with respect to the Debentures, the Company shall be deemed to have been discharged from its obligations with respect to such Debentures (except as specified below) on the date the conditions set forth in Section 12.5 are satisfied (hereinafter "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Debentures and interest thereon which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 12.8 and the other Sections of this Indenture referred to in clause (ii) of this Section, and to have satisfied all its other obligations under such Debentures and this Indenture insofar as such Debentures are concerned (and the Trustee, at the expense of the Company, shall on Company Order execute proper instruments acknowledging the same), except the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Debentures and any coupons appertaining thereto to receive, solely from the trust funds described in Section 12.5(a) and as more fully set forth in such Section and in Section 12.8, payments in respect of the principal of and interest, if any, on such Debentures when such payments are due; (ii) the Company's obligations with respect to such Debentures under Sections 2.5, 2.6, 4.1, 4.2 and 7.6; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article XII. Subject to compliance with this Article XII, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 12.4 with respect to such Debentures. Following a defeasance, payment of such Debentures may not be accelerated because of an Event of Default.

         SECTION 12.4. Covenant Defeasance. Upon the Company's exercise of the option specified in Section 12.2 applicable to this Section with respect to any Debentures, the Company shall be released from its obligations under Sections 4.7, 4.8 and 4.9 with respect to such Debentures on and after the date the conditions set forth in Section 12.5 are satisfied (hereinafter, "covenant defeasance"), and such Debentures shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with Sections 4.7, 4.8 and 4.9, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby.

         SECTION 12.5. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 12.3 or Section 12.4 to any Debentures:

         (a) The Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the payments of principal of and interest, if any, on the Debentures on the scheduled due dates therefor or on the applicable Redemption Date, as the case may be, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debentures, with instructions to the Trustee as to the application thereof, (A) money in an amount or (B) if the Debentures are not subject to repayment or repurchase at the option of Holders, Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without consideration of any reinvestment of such principal and interest), not later than one day before the scheduled due dates of any payment of principal of and interest, if any, on the Debentures or on the applicable Redemption Date, as the case may be, money in an amount or (C) a combination thereof, in an amount sufficient (in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and interest, if any, on such Debentures on the scheduled due dates therefor or on the applicable Redemption Date, as the case may be.

         (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

         (c) In the case of an election under Section 12.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         (d) In the case of an election under Section 12.4, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (e) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 12.3 or the covenant defeasance under
Section 12.4 (as the case may be) have been complied with.

         (f) No Event of Default or Default with respect to such Debentures shall have occurred and be continuing on the date of such deposit, or, insofar as Defaults or Events of Default under Sections 6.1(f) and 6.1(g) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         (g) If the monies or Government Obligations or combination thereof, as the case may be, deposited under Section 12.5(a) above are sufficient to pay the principal of, and interest, if any, on such Debentures provided such Debentures are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Debentures on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

         SECTION 12.6. Indemnity for Government Obligations. The Company shall pay, and shall indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to this Article or the principal and interest received on such Government Obligations.

         SECTION 12.7. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 12.9, all monies and Government Obligations (including proceeds) deposited with the Trustee pursuant to Section 12.1 and Section 12.5 shall be held in trust for the sole benefit of the Holders and shall be applied by the Trustee, in accordance with the provision of this Indenture and the Debentures, to the payment, either directly or through any paying agent (other than the Company if acting as its own paying agent), to the Holders of the Debentures of all sums due and to become due thereon in respect of principal of, interest on and Redemption Price in respect of the Debentures, but such money need not be segregated from other funds except to the extent required by law.

         SECTION 12.8. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

         SECTION 12.9. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, interest on and Redemption Price in respect of Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which such amount in respect of such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

         SECTION 12.10. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 12.7 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.1, 12.3 or 12.4, as the case may be, until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 12.7; provided, however, that if the Company makes any payment of principal of, interest on and Redemption Price in respect of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

                                  ARTICLE XIII

                           IMMUNITY OF INCORPORATORS,
                      SHAREHOLDERS, OFFICERS AND DIRECTORS

         SECTION 13.1. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of, interest on or Redemption Price in respect of any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         SECTION 14.1. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

         SECTION 14.2. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         SECTION 14.3. Addresses for Notices, Etc. Any notice or demand which by any Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Flowers Industries, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: General Counsel and Secretary. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which post office letter box is, at the date as of which this Indenture is effective, P.O. Box 105036, Atlanta, Georgia 30348-5036.

         The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture register and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 14.4. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

         SECTION 14.5. Evidence of Compliance with Conditions Precedent; Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 14.6. Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the Redemption Date of any Debenture will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date, and no interest shall accrue for the period from and after such date.

         SECTION 14.7. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided, further, that this Section 14.7 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

         SECTION 14.8. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

         SECTION 14.9. Benefits of Indenture. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture registrar and their successors hereunder, and the holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 14.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 14.11. Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.4, 2.5, 2.6, 2.7, 3.3 and 3.5, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 7.9.

         Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 14.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

         Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture, and upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debenture register.

         The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 7.6.

         The provisions of Sections 7.2, 7.3, 7.4, 9.3 and this Section 14.11 shall be applicable to any authenticating agent.

         SECTION 14.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SunTrust Bank, Atlanta hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                       FLOWERS INDUSTRIES, INC.


                                       By:
                                             ---------------------------------
                                             Name:
                                             Title:



                                       SUNTRUST BANK, ATLANTA, as Trustee



                                       By:
                                             ---------------------------------
                                             Name:
                                             Title:


                                       By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A

{For Global Debenture only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.}


                            FLOWERS INDUSTRIES, INC.

                             ___% DEBENTURE DUE 2028

No. ______                                                                 CUSIP

         FLOWERS INDUSTRIES, INC., a corporation duly organized and validly existing under the laws of the State of Georgia (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of _________ ($_____) on _______, 2028, at the office or agency of the Company maintained for that purpose in The City of Atlanta, Georgia, or, at the option of the holder of this Debenture, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April __ and October __ of each year, commencing _______, 1998, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of __%, from ___________ or __________, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from April _, 1998, until payment of said principal sum has been made or duly provided for. The interest payable on the Debenture pursuant to the Indenture on any April __ or October __, will be paid to the person entitled thereto as it appears in the Debenture register at the close of business on the record date, which shall be the ________ or ________ (whether or not a Business Day) next preceding such April __ or October __, as provided in the Indenture; provided, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with and governed by the laws of New York, without regard to principles of conflicts of laws.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.


                                       FLOWERS INDUSTRIES, INC.

                                       By:
                                             ---------------------------------
                                             Name:
                                             Title:

Attest:
        --------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Debentures described in the within-named Indenture.

Dated:
       ------------------------

                                                                    , as Trustee
                                       -----------------------------

                                       By:
                                          --------------------------------------
                                            Authorized Signatory




                                       By:
                                          --------------------------------------
                                            As Authenticating Agent
                                            (if different from Trustee)

                         {FORM OF REVERSE OF DEBENTURE}

                            FLOWERS INDUSTRIES, INC.

                             ___% DEBENTURE DUE 2028

         This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its ___% Debentures due 2028 (herein called the "Debentures"), limited to the aggregate principal amount of $200,000,000 all issued or to be issued under and pursuant to an indenture dated as of April __, 1998 (herein called the "Indenture"), between the Company and SunTrust Bank, Atlanta, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal amount of all Debentures and accrued interest, if any, through the date of declaration on all Debentures may be declared, or may automatically become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that as provided in the Indenture, no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable on redemption or repurchase thereof, or impair the right of any Holder to institute suit for the payment thereof, or make the principal amount thereof or Redemption Price, or interest thereon payable in any coin or currency other than that provided in the Debenture, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past Default or Event of Default under the Indenture and its consequences except a default in the payment of principal of, interest on and Redemption Price in respect of any of the Debentures. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Debentures shall be computed on the basis of a year of a 360-day year or twelve 30- day months.

         The Debentures are issuable in registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge (but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Debentures), Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

         Prior to maturity, the Debentures may be redeemed at the option of the Company at any time as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 days and not more than 60 days before the Redemption Date to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at the following Redemption Prices per $1,000 principal amount, together in each case with accrued interest to the Redemption Date.

         Notwithstanding the foregoing, if the Redemption Date is a ______ or _______, then the interest payable on such date shall be paid to the holder of record on the next preceding ________ or _________.

         The Debentures are not subject to redemption through the operation of any sinking fund.

         Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the City of Atlanta, Georgia, or at the option of the holder of this Debenture, at the Corporate Trust Office, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any authenticating agent, any paying agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof, or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

         No recourse for the payment of the principal of or any interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

         Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -- as tenants in common                UNIF GIFT MIN ACT --

TEN ENT -- as tenants by the entireties        _________________ Custodian
                                               (Cust)

JT TEN -- as joint tenants with right of       ____________________ under
survivorship and not as tenants in common      (Minor)

Uniform Gifts to Minors Act
____________________(State)


         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT


         For value received ____________________ hereby sell(s), assign(s) and transfer(s) unto ______________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.